Exhibit 99.1

AV Homes, Inc. Appoints Roger A. Cregg President and CEO
Allen Anderson Retains Position on Board of Directors

Scottsdale, AZ (Nov. 20, 2012) – AV Homes, Inc. (Nasdaq: AVHI) a developer and builder of active adult and conventional home communities in Arizona and Florida, today announced the appointment of former PulteGroup executive Roger A. Cregg as its new President and Chief Executive Officer, effective upon the December 3, 2012 resignation of Allen J. Anderson.

Mr. Anderson has been affiliated with AV Homes since his appointment to the Board of Directors in October 2010.  He was named President and Chief Executive Officer in June 2011 and will continue to serve on the Company’s Board of Directors following his resignation.  “Over the last 18 months Allen has done a remarkable job re-positioning AV Homes within our industry,” said Joshua Nash, Chairman of the Board.  “Allen developed a new strategic plan to guide our transformation, substantially reduced expenses and assembled a very experienced management team.  He has also built a platform for our future success and we truly appreciate his contributions,” he added.

Mr. Cregg, who most recently served as Senior Vice President of Finance and Chief Financial Officer of residential and commercial service provider The ServiceMaster Company, brings to AV Homes wide-ranging experience within the homebuilding industry.  He joined PulteGroup, Inc. in 1998 and served as Chief Financial Officer with the Company until his retirement from the position of Executive Vice President and Chief Financial Officer in 2011.

While at PulteGroup Mr. Cregg was also responsible for information technology, international operations and mortgage and title operations.  During his career with the PulteGroup he successfully lead the funding of billions of dollars in capital market transactions and was involved in numerous mergers and acquisitions, including the acquisitions of active adult builder Del Webb in 2001 and Centex Corporation in 2009.  Mr. Cregg also previously served as Executive Vice President and Chief Financial Officer at Zenith Electronics, and as Vice President and Chief Financial Officer of Sweetheart Cup Company, Inc., a leading manufacturer and distributor of specialty containers and paper goods.

“Roger’s industry experience, particularly within the active adult sector of our industry, will be instrumental to the further development of our brand and in accelerating AV Homes’ return to profitability,” Mr. Anderson said.  Mr. Nash added that the company was quite fortunate to have an executive with Mr. Cregg’s experience join the company.  “Roger is well regarded within the homebuilding industry and we are excited about the contributions he will make as he assumes the leadership of our talented team,” he said.

Mr. Cregg graduated from Northeastern University in Boston, with a Bachelor of Science degree in accounting. He earned his Master’s degree in Management from Kellogg Graduate School of Management, Northwestern University.  He currently serves as a member of the board of directors of Comerica Inc., a commercial bank holding company, and has previously served as chairman and a member of the board of directors of the Detroit branch of the Federal Reserve Bank of Chicago.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida and Arizona. Its principal operations are conducted at its active adult communities of Solivita near Orlando, Florida and CantaMia near Phoenix, Arizona.  The company also builds conventional communities for people of all ages in the Orlando and Phoenix areas under its Joseph Carl Homes brand.  AV Homes’ common shares trade on NASDAQ under the symbol AVHI.

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. At least 80% of active adult homes are intended for occupancy by at least one person 55 years or older. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Contact:

Media Contact: Ken Plonski
480-214-7408
k.plonski@avhomesinc.com